Power2Ship
                               WWW.POWER2SHIP.COM

                       Corporate Newsletter -- March 2005


This newsletter is intended to enhance communications with all of our stakeholders. The information contained herein is of a summary nature and is qualified in its entirety by reference to our filings with the Securities and Exchange Commission. Please feel free to contact us with any questions or comments.

MOBILEMARKET(TM)    HOMELAND SECURITY    INTERNATIONAL LICENSING    ACQUISITIONS

MOBILEMARKET DIVISION
---------------------
- Currently providing transportation services to over 2,400 Member Carriers and 350 Member Shippers including Tire Kingdom, TBC, International Paper, Nestl Waters, Unilever, Tofutti Brands, Luckey Logistics, Gold Coast Freightways, Associated Grocers, Caruso Foods and Compass Roadmaster.

- Revenue for the quarter ended December 31, 2004 was approximately $737,000, an increase of approx. $333,000 or 82.5% from the same quarter of 2003. Links to all our financial reports filed with the SEC may be found under the "Investor" tab in our Web site http://www.power2ship.com.

- Engaged motorsports legend Emerson Fittipaldi as global corporate spokesperson

- Exhibiting at the Mid-America Trucking Show Mar 31 to Apr 2 in Louisville, KY with an anticipated attendance of up to 90,000

HOMELAND SECURITY
-----------------
Developing solutions to provide tracking and visibility of "smart" shipping containers being sought by the U.S. Government

- Submitted multi-million dollar proposal in response to a Request for Proposal (RFP) from a US government agency related to truck tracking systems; award is set-aside for small businesses and is expected in March

-    Pursuing several other contracts and grants related to Homeland Security

- Hired Dr. Bill Woloch, a former Unisys employee, to be Business Development Security Manager

INTERNATIONAL LICENSING
-----------------------
Marketing the P2S MobileMarket abroad

- Entered into agreement providing Emerson Fittipaldi with exclusive right to market our freight transportation products & services in Brazil.

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ACQUISITIONS & JOINT VENTURES
-----------------------------
- Finalizing agreements related to acquisition of a non-asset based trucking company specializing in full truckloads using dry vans with 2004 revenue of approx. $16.5 million. Projected revenue of $25 million to $35 million in 1st year post-acquisition based on additional contracts from current customers. Closing expected to take place on March 19.

- Entered into a definitive agreement to acquire GFC, Inc., a non-asset based container trucking company with 3 locations that had 2004 revenue of approx. $6 million. This acquisition would facilitate beta testing of P2S security solutions. Potential expansion to several other locations to support major new contracts. Closing expected by Mar 31.

- Negotiating joint venture with SmarTire (OTCBB: SMTR), a company that develops and markets advanced tire pressure monitoring technology systems for the automotive and transportation industries

- Negotiating joint venture with CarrierWeb, a provider of mobile data communications and information management solutions

- Meeting with AON Corporation (NYSE: AOC), a $10 billion revenue provider of insurance and reinsurance products and services, to discuss a strategic alliance related to P2S offering their insurance products to our Member Carriers and introducing our logistics solutions to their customers in the trucking business.

STOCK PERFORMANCE
-----------------
-    Trading symbol: PWRI or PWRI.OB

-    Shares issued & outstanding: 55.1 million*

-    Price per share: $0.24 (@ 3/11/05)

-    Market Capitalization: $13.2 million

-    Average Daily Volume (last 3 mo.): 34,956

-    52-Week Price Range: $0.18 - $0.51

* Includes 13.6 million shares issued pursuant to private placement in Feb and Mar 2005

Congress Corporate Plaza 901                                   Tel: 561-998-7557
903 Clint Moore Road                           Corporate Toll-free: 866-998-7557
Boca Raton, Florida 33487                                      Fax: 561-998-7821

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                                   Power2Ship
                               WWW.POWER2SHIP.COM


This newsletter includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties that could cause actual results to differ materially from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: our discovery of material undisclosed liabilities in one of our pending acquisition candidates, the loss of one or more major customers by us or one of our pending acquisition candidates, our inability to negotiate mutually acceptable agreements with prospective acquisition candidates or joint venture partners and a lack of sufficient capital to consummate acquisitions, pursue joint ventures and government contracts and fund operating deficits; as well as those factors discussed under "Risk Factors" in our Form SB-2/A, as filed on December 15, 2004. Readers are urged to carefully review and consider the various disclosures detailed from time to time in our other reports and filings with the United States Securities and Exchange Commission.


Congress Corporate Plaza 901                                   Tel: 561-998-7557
903 Clint Moore Road                           Corporate Toll-free: 866-998-7557
Boca Raton, Florida 33487                                      Fax: 561-998-7821

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